Exhibit 99.1

Theravance Biopharma, Inc. Announces Strategic Actions to Focus on Respiratory Disease Portfolio

•	Implements significant cost reduction program

•	Expects to be sustainably cash flow positive beginning 2H 2022

•	Investor conference call and webcast today at 8:00 AM ET (5:00 AM PT)

DUBLIN, IRELAND AND SOUTH SAN FRANCISCO, CALIF. – SEPTEMBER 15, 2021 – Theravance Biopharma, Inc. ("Theravance Biopharma" or the "Company") (NASDAQ: TBPH) today announced strategic actions to focus on leveraging its expertise in developing and commercializing respiratory therapeutics in order to maximize shareholder value. These changes follow a comprehensive scenario planning exercise led by the Board and Management with the assistance of outside advisors. In order to implement this plan, Theravance Biopharma will immediately initiate a significant cost reduction program:

•	Headcount will be reduced by approximately 75%, an estimated 270 positions[1], with approximately 75% of the reduction expected to be completed in November 2021 and the remainder to be completed in February 2022

•	Total annualized operating expense[2] savings of approximately $165 million in 2022 compared with the Company’s updated 2021 Financial Guidance below

Updated 2021 and Preliminary 2022 Financial Guidance2:

Expenses $ million	2021 Initial Guidance	2021 Updated Guidance	2022 Preliminary Guidance
R&D	$195 – 225	$180 – 190	$55 – 65
SG&A	$80 – 90	$70 – 80	$30 – 40

By implementing these strategic actions, Theravance Biopharma expects to become sustainably cash flow positive beginning in the second half of 2022.

The go-forward organization will build on the Company’s proven track record of innovation leading to several approved medicines for COPD and asthma, including YUPELRI®, launched in 2019, which was discovered and developed by the Company and is now commercialized in partnership with Viatris Inc., and TRELEGY, a respiratory medicine developed by Glaxo Group Limited in collaboration with the Company’s predecessor, Theravance, Inc.

TRELEGY is currently expected to generate global peak sales of approximately $3.0 billion annually3. YUPELRI remains early in its product lifecycle, has demonstrated quarter-over-quarter market share growth, and has the potential to generate US peak sales exceeding $400 million4. Theravance Biopharma believes the strong and growing cash flows of YUPELRI and TRELEGY will generate significant value creation opportunities for the Company’s shareholders.

In addition, the Company intends to significantly narrow its R&D focus on its core respiratory assets, including a clinical study in partnership with Viatris Inc., intended to generate data supporting label expansion for YUPELRI, which would significantly increase YUPELRI’s addressable market, and investment in Theravance Biopharma’s inhaled Janus kinase inhibitor portfolio, with focus on the most advanced clinical candidate, nezulcitinib, initially targeting acute lung injury. In order to implement this plan, the Company will halt the development of all non-respiratory disease related programs except that it will close-out the izencitinib Phase 2 Crohn’s disease Study 0157 (NCT03758443) and the ampreloxetine Phase 3 REDWOOD Study 0170 (NCT03829657).

1 Regular and contingent workers

2 Excludes share-based compensation and any one-time costs related to strategic actions.

3 Source: Bloomberg Consensus September 2021.

4 Source: TBPH Broker Consensus September 2021.

Furthermore, management will work to optimize the Company’s capital structure as financial flexibility increases in order to maximize total shareholder returns. Management will also prioritize initiatives that seek to realize the value of the Company’s non-core assets and partnerships.

“Given the recent results from our late-stage development programs, we have made the difficult but necessary decision to focus our resources on our most promising respiratory programs and reduce the size of the organization,” said Rick E Winningham, Chairman and Chief Executive Officer. "I want to thank all of the patients who participated in our clinical trials and their families, the investigators, as well as the Theravance Biopharma employees who have worked tirelessly on these programs. I am grateful for the team’s significant contributions over the years. I am confident these actions will help us to continue making transformational medicines aimed at improving the lives of patients suffering from serious respiratory illnesses while creating value for our shareholders.”

The Company has also decided to reduce the size of its Board, and is announcing the resignations from the Board of two long-term directors: George M. Whitesides, Ph.D., and Robert V. Gunderson, Jr., effective September 14, 2021 and September 11, 2021, respectively. Dr. Whitesides has served on the Board of the Company and its predecessor, Theravance, Inc., since its inception in 1996. Mr. Gunderson has served on the Board of the Company and its predecessor, Theravance, Inc., since September 1999. "George and Bob each have dedicated themselves to the Company and its predecessor for over two decades, providing their valuable expertise to us on a variety of matters. On behalf of my fellow Board members I thank them both for their many contributions to the Company over their years of service," said Winningham.

Conference Call and Live Webcast Today at 8:00 AM ET (5:00 AM PT)

Theravance Biopharma will hold a conference call and live webcast today at 8:00 AM ET / 5:00 AM PT. To participate, please dial (855) 296-9648 from the U.S. or (920) 663-6266 for international callers, using the confirmation code 6475192. Those interested in listening to the conference call live via the internet may do so by visiting www.theravance.com, under the Investors section, Events and Presentations.

A replay will be available on www.theravance.com for 30 days through October 15, 2021. An audio replay will also be available through 11:00 AM ET on September 22, 2021, by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers, and then entering confirmation code 6475192.

About Theravance Biopharma

Theravance Biopharma, Inc. is a biopharmaceutical company primarily focused on the discovery, development and commercialization of respiratory medicines. Its core purpose is to create medicines that help improve the lives of patients suffering from respiratory illness.

In pursuit of its purpose, Theravance Biopharma leverages decades of respiratory expertise to discover and develop transformational medicines that make a difference. These efforts have led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Its respiratory pipeline of internally discovered programs is targeted to address significant patient respiratory needs.

Theravance Biopharma has an economic interest in potential future payments from Glaxo Group Limited or one of its affiliates (GSK) pursuant to its agreements with Innoviva, Inc. relating to certain programs, including TRELEGY.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris Company. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company's goals, designs, strategies, plans and objectives, the impact of the Company’s restructuring plan, ability to provide value to shareholders, the Company's regulatory strategies and timing of clinical studies (including the data therefrom), the potential characteristics, benefits and mechanisms of action of the Company's product and product candidates, the potential that the Company's research programs will progress product candidates into the clinic, the Company's expectations for product candidates through development and the market for products being commercialized, the Company's expectations regarding its allocation of resources, potential regulatory actions and commercialization (including differentiation from other products or potential products and addressable market), product sales or profit share revenue and the Company's expectations for its expenses, excluding share-based compensation and other financial results. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of the press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: disagreements with Innoviva, Inc. and TRC LLC, the uncertainty of arbitration and litigation and the possibility that the results of these proceedings could be adverse to the Company, additional future analysis of the data resulting from our clinical trial(s), delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company's compounds, products or product candidates are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, the feasibility of undertaking future clinical trials based on policies and feedback from regulatory authorities, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, ability to retain key personnel, the impact of the Company’s restructuring actions on its employees, partners and others. In addition, while we expect the effects of COVID-19 to continue to adversely impact our business operations and financial results, the extent of the impact on our ability to generate revenue from YUPELRI® (revefenacin), our clinical development programs (including but not limited to our later stage clinical programs for izencitinib and ampreloxetine), and the value of and market for our ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. These potential future developments include, but are not limited to, the ultimate duration of the COVID-19 pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, other measures taken by us and those we work with to help protect individuals from contracting COVID-19, and the effectiveness of actions taken globally to contain and treat the disease, including vaccine availability, distribution, acceptance and effectiveness. Other risks affecting Theravance Biopharma are in the Company's Form 10-Q filed with the SEC on August 5, 2021 and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact: Gail B. Cohen

Corporate Communications

917-214-6603

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